Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-125926) and Forms S-8 (No. 33-23053, 33-38030, 33-65192, 333-38865, 333-66029, 333-103245, 333-114066, 333-123675 and 333-123676) of ABIOMED, Inc. of our report dated July 26, 2005 relating to the consolidated financial statements of Impella CardioSystems AG, which appears in the Current Report on Form 8-K/A of ABIOMED, Inc. dated July 26, 2005.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Boston, Massachusetts
July 26, 2005